As filed with the Securities and Exchange Commission on May 13, 2016

Registration No. 333-04425

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT Under

The Securities Act of 1933

_________________________

CHECKPOINT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

_________________________

Pennsylvania	22-1895850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Wolf Drive, P.O. Box 188

Thorofare, New Jersey 08086

(856) 848-1800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

_________________________

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

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DEREGISTRATION OF SECURITIES

On May 23, 1996, Checkpoint Systems, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-04425) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which Registration Statement was deemed effective upon filing. The Registration Statement registered shares of the Company’s common stock, $0.10 par value (the “Shares”), for sale by the Company.

On May 13, 2016, pursuant to the Agreement and Plan of Merger, dated March 1, 2016, among the Company, CCL Industries Inc., a corporation organized under the laws of Canada (“CCL”), and CCL Industries USA Corp., a Pennsylvania corporation and an indirect wholly owned subsidiary of CCL (“Merger Sub”), the Company will be merged with and into Merger Sub, with the Company being the surviving entity (the “Merger”).

In connection with the Merger, the Company is terminating all of its offerings of securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration all Shares that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Thorofare, New Jersey, on this 13th day of May, 2016.

Checkpoint Systems, Inc.

By:	/s/ Mark A. McClendon
Mark A. McClendon, Vice President